POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Joshua D. Ratner, Ryan G. Leshaw, Robert W. Helm, Douglas P. Dick, Brendan C. Fox, Megan C. Johnson, Kevin F. Cahill and Adam T. Teufel and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her in his name, place and stead, to sign any and all Registration Statements of PIMCO ETF Trust and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: May 16, 2017

/s/ George E. Borst	/s/ Kym M. Hubbard
George E. Borst	Kym M. Hubbard
Trustee, PIMCO ETF Trust	Trustee, PIMCO ETF Trust

/s/ Jennifer Holden Dunbar	/s/ Gary F. Kennedy
Jennifer Holden Dunbar	Gary F. Kennedy
Trustee, PIMCO ETF Trust	Trustee, PIMCO ETF Trust

/s/ Brent R. Harris	/s/ Peter B. McCarthy
Brent R. Harris	Peter B. McCarthy
Trustee, PIMCO ETF Trust	Trustee, PIMCO ETF Trust

/s/ Peter G. Strelow	/s/ Ronald C. Parker
Peter G. Strelow	Ronald C. Parker
Trustee, PIMCO ETF Trust	Trustee, PIMCO ETF Trust